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                   [ARTHUR ANDERSEN LETTERHEAD APPEARS HERE]

                                                                   EXHIBIT 16.1


June 23, 1998


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:


We have read the third paragraph of the Experts section included in the Amendment No. 2 to Form S-4 dated June 12, 1998, of IMPAC Group, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/  Arthur Andersen LLP

Arthur Andersen LLP

cc:  Mr. David C. Underwood, CFO, IMPAC Group, Inc.
   Mr. John R. Utzschneider, Bingham Dana LLP